Exhibit 21.1

Entity	State
Abraham (IL) LLC	DE
AFC California LLC	DE
AFC Florida LLC	DE
AFC Illinois II LLC	DE
AFC Illinois LLC	DE
American Farmland Company, L.P.	DE
Arnold (CA) LLC	DE
Bartlett (CA) LLC	DE
Booth (CA) LLC	DE
Cottonwood Valley Land, LLC	NE
Farmland Exchange, LLC	DE
Farmland Partners Inc.	MD
Farmland Partners Op GP, LLC	DE
Farmland Partners Operating Partnership, LP	DE
Farmland SD GP LLC	DE
FP Land LLC	DE
FPI Agribusiness Inc.	DE
FPI Arkansas LLC	DE
FPI Burlington Farms LLC	DE
FPI Carolinas LLC	DE
FPI Colorado LLC	DE
FPI Heartland GP LLC	DE
FPI Heartland LLC	DE
FPI Heartland Operating Partnership, LP	DE
FPI Illinois I LLC	DE
FPI Illinois II LLC	DE
FPI Ironwood LLC	DE
FPI OZ Management LLC	DE
FPI Properties LLC	DE
Hoover (CA) LLC	DE
Jebbie (FL) LLC	DE
Jefferson (AR) LLC	DE
Jerry (CA) LLC	DE
Jimmy (GA) LLC	DE
Leland Farms (CA) LLC	DE
Milhous (CA) LLC	DE
Murray Wise Associates, LLC	DE
Murray Wise Capital LLC	DE
PH Farms LLC	IL
Ronald (CA) LLC	DE
Rowen Family Farms, LP	DE
Sargent Farms (CA) LLC	DE
Scott (Fl) LLC	DE
Shortridge Farms (CA) LLC	DE
Stoneman (CA) LLC	DE

Warren (CA) LLC	DE
Waterman (CA) LLC	DE
Windsor Land, LLC	IL